UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2017

Cerecor Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)

400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01            Entry into a Material Definitive Agreement.

On November 17, 2017, Cerecor Inc. (the “Company”) entered into, and consummated the transactions contemplated by, an Equity Interest Purchase Agreement (the “Purchase Agreement”) by and among the Company, TRx Pharmaceuticals, LLC, a North Carolina limited liability company (“TRx”), Fremantle Corporation and LRS International LLC, the selling members of TRx (collectively, the “Sellers”) and, for the limited purposes set forth therein, Randal O. Jones and Robert C. Moscato, Jr., which agreement provided for the purchase of all of the equity and ownership interests of TRx by the Company.  The consideration for the acquisition consists of $18.9 million in cash, as adjusted for Estimated Working Capital, Estimated Cash on Hand, Estimated Indebtedness and Estimated Transaction Expenses, as well as shares of the Company’s common stock having an aggregate value on the Closing Date of $4.1 million and certain Contingent Payments, if any become payable.  Capitalized terms not defined herein are defined in the Purchase Agreement.

The Purchase Agreement includes customary representations, warranties and covenants of the Company, TRx and the Sellers, including provisions that require the Company to indemnify the Sellers for losses resulting from any breach by the Company of its representations, warranties or covenants in the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

On November 17, 2017, the Company, ZPC Merger Corp., a North Carolina corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), Zylera Pharma Corp., a North Carolina corporation (“Zylera Corp”), Zylera Pharmaceuticals, LLC, a North Carolina limited liability company (the “Shareholder”) and Fremantle Corporation and LRS International LLC (the “Sellers”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) providing for the merger of Merger Sub with and into Zylera Corp (the “Merger”), with Zylera Corp surviving as a wholly owned subsidiary of the Company.  In connection with the Merger, the Company issued to the Shareholder shares of the Company’s common stock having an aggregate value on the Closing Date of $4.0 million, which was ultimately transferred to the Sellers.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Merger Sub and Zylera Corp, including provisions that require the Company to indemnify the Sellers for losses resulting from any breach by the Company of its representations, warranties or covenants in the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

The Purchase Agreement and the Merger Agreement contain representations and warranties that the parties made to, and are solely for the benefit of, each other. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of the Purchase Agreement and Merger Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement and Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 17, 2017, concurrently with the execution and delivery of the Purchase Agreement described in Item 1.01, the Company, TRx and the Sellers completed the transactions contemplated thereby. The information disclosed in response to Item 1.01 is incorporated herein by reference.

On November 17, 2017, concurrently with the execution and delivery of the Merger Agreement described in Item 1.01, the Company, Merger Sub, Zylera Corp and the Shareholder completed the transactions contemplated thereby. The information disclosed in response to Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The issuance of shares of the Company’s common stock pursuant to the Purchase Agreement and the Merger Agreement, as described in Item 1.01, was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act because such issuance does not involve a public offering. The information disclosed in response to Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  Appointment of Officer

Effective November 21, 2017, Robert C. Moscato, Jr. was appointed President and Chief Operating Officer of the Company and as such serves as the Company’s principal executive officer.  Effective November 21, 2017, the Company’s interim Chief Executive Officer, John Kaiser, and Dr. Ronald Marcus, Chief Medical Officer, resigned from their respective positions with the Company.

The Company and Mr. Moscato have not entered into an employment agreement at this time.  There are no arrangements or understandings between Mr. Moscato and any other person pursuant to which he was selected as an officer of the Company.

Mr. Moscato has a breadth of healthcare and pharmaceutical industry experience.  In June 2011, he co-founded and has since been the Chief Executive Officer of Zylera Pharmaceuticals, LLC, a pediatric focused specialty pharmaceutical company.  From February 2006 until May 2011, Mr. Moscato served as the Chief Operating Officer of Deston Therapeutics, LLC, which was a specialty pharmaceutical company concentrating on acute care therapies.  Prior to that he held various positions in sales, sales management, business analysis and product marketing.  Mr. Moscato has extensive experience with product launches, sales force development and channel marketing.  He holds an AS degree in Food Science and Nutrition from SUNY Farmingdale, BS degree in Healthcare Management from St. Francis College and an MBA with a concentration in Marketing from IONA College.

Mr. Moscato is 42 years old and has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Moscato had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

(d)  Election of Directors

Effective November 21, 2017, the Board of the Company appointed Mr. Moscato as a Class I director to fill one of the vacant Board seats and to hold office until the Company’s 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

There are no arrangements or understandings between Mr. Moscato and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Moscato and any of the Company’s other directors or executive officers. There have been no transactions in which the Company has participated and in which Mr. Moscato has a direct or indirect material financial interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Effective November 21, 2017, the Board of the Company also appointed Randal O. Jones as a Class III director to fill one of the vacant Board seats and to hold office until the Company’s 2018 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

There are no arrangements or understandings between Mr. Jones and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Jones and any of the Company’s other directors or executive officers. There have been no transactions in which the Company has participated and in which Mr. Jones has a direct or indirect material financial interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Pursuant to the Company’s Non-Employee Director Compensation Plan, Mr. Jones received an initial stock option grant for the purchase of up to 16,714 shares of the Company’s common stock. The grant shall vest one third on each of the first, second and third anniversaries of the date of grant, provided Mr. Jones is then a director of the Company.

Since January 2006, Mr. Jones has served as the President of Fremantle Corporation, a management and consulting service and has been the manager and Chief Financial Officer of Zylera Pharmaceuticals, LLC and its subsidiaries, a pediatric focused specialty pharmaceutical company.  He has been a manager and the Chief Executive Officer of TRx Pharmaceuticals, LLC since December 2005. Mr. Jones is a former CPA and holds a BS in Finance from Arizona State University, as well as an MBA with an emphasis in Managerial Accounting from the University of Denver.

Item 7.01.                                        Regulation FD Disclosure.

On November 17, 2017, the Company issued press releases announcing (i) the completion of the transactions contemplated by the Purchase Agreement and the Merger Agreement described above in Item 1.01; and (ii) Mr. Moscato’s and Mr. Jones’ appointments described above in Item 5.02. A copy of each press release is furnished herewith as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

a) Financial Statements of Businesses Acquired.

To the extent required, the Company intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

To the extent required, the Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d)                                 Exhibits

Exhibit No.	Description

2.1*

Equity Interest Purchase Agreement, dated November 17, 2017, by and among Cerecor Inc., TRx Pharmaceuticals, LLC, Fremantle Corporation and LRS International LLC, the selling members of TRx, and, solely for the limited purposes stated therein, Randal O. Jones and Robert C. Moscato, Jr.

2.2*

Agreement and Plan of Merger and Reorganization, dated November 17, 2017, by and among Cerecor Inc., ZPC Merger Corp., a direct wholly owned subsidiary of Cerecor Inc., Zylera Pharma Corp., Zylera Pharmaceuticals, LLC, Fremantle Corporation and LRS International LLC

99.1	Press release, dated November 17, 2017, entitled “Cerecor Acquires TRx Pharmaceuticals.”

99.2	Press release, dated November 17, 2017, entitled “Cerecor Announces Leadership Changes.”

*                                         The schedules to each of the Purchase Agreement and the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any schedule omitted from the Purchase Agreement and/or Merger Agreement to the SEC upon   request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: November 17, 2017	/s/ Mariam Morris
Mariam Morris
Chief Financial Officer